Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares U.S. ETF Trust

(As of March 11-12, 2019)

(all percentages are expressed as a percentage of average daily net assets)

Ticker	Fund	Advisory Fee Waiver	Last Day of Term
CMDY	iShares Bloomberg Roll Select Commodity Strategy ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	February 29, 2025

IAUF	iShares Gold Strategy ETF

With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to the Fund’s investments in other exchange-traded products sponsored by BFA or its affiliates and other funds advised by BFA or its affiliates through February 29, 2024, provided that the waiver be no greater than the Fund’s management fee of 0.25%.

February 29, 2024

LQDI	iShares Inflation Hedged Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ Investment Grade Corporate Bond ETF (LQD), after taking into account any fee waivers by LQD, plus 0.05%.	February 28, 2023

LQDH	iShares Interest Rate Hedged Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ Investment Grade Corporate Bond ETF (LQD), after taking into account any fee waivers by LQD, plus 0.10%.	February 28, 2022

HYGH	iShares Interest Rate Hedged High Yield Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ High Yield Corporate Bond ETF (HYG), after taking into account any fee waivers by HYG, plus 0.05%.	February 28, 2022

IGBH	iShares Interest Rate Hedged Long-Term Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares 10+ Year Credit Bond ETF (CLY), after taking into account any fee waivers by CLY, plus 0.10%.	February 28, 2022

EMBH	iShares Interest Rate Hedged Emerging Markets Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares J.P. Morgan USD Emerging Markets Bond ETF (EMB), after taking into account any fee waivers by EMB, plus 0.10%.	February 28, 2022

COMT	iShares Commodities Select Strategy ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 29, 2024

CCRV	iShares Commodity Curve Carry Strategy ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	March 1, 2024

CCMV	iShares Commodity Multi-Strategy ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	March 1, 2024

ISHARES U.S. ETF TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Lezlie Iannone	By:	/s/ Deepa Damre
	Lezlie Iannone		Deepa Damre
	Assistant Secretary,		Managing Director
iShares U.S. ETF Trust

Dated: March 11-12, 2019

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]